                                                                    EXHIBIT 23.3

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3 No. 333-____) and related Prospectus of Amdocs Limited for the registration of 7,259,224 shares of its ordinary shares and to the incorporation by reference therein of our report dated October 15, 1999, related to the consolidated financial statements of Solect Technology Group Inc. included in Amendment No. 1 to the Report of Foreign Private Issuer on Form 6-K/A of Amdocs Limited filed with the Securities Exchange Commission on June 8, 2000.


Toronto, Canada                                         /s/ Ernst & Young LLP

March 14, 2001                                         Chartered Accountants